    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON NOVEMBER 15, 1999
                                                      REGISTRATION NO. 333-____

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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER

                           THE SECURITIES ACT OF 1933

                             NETSCOUT SYSTEMS, INC.

             (Exact Name of Registrant as Specified in Its Charter)

          DELAWARE                                       04-2837575
(State or Other Jurisdiction of             (I.R.S. Employer Identification No.)
Incorporation or Organization)

                             4 TECHNOLOGY PARK DRIVE

                               WESTFORD, MA 01886

                    (Address of Principal Executive Offices)

                              --------------------

           NETSCOUT SYSTEMS, INC. 1999 STOCK OPTION AND INCENTIVE PLAN

                            (Full Title of the Plan)

                              --------------------

       ANIL K. SINGHAL, CHAIRMAN OF THE BOARD AND CHIEF EXECUTIVE OFFICER
              NARENDRA POPAT, PRESIDENT AND CHIEF OPERATING OFFICER
                             NETSCOUT SYSTEMS, INC.
                             4 TECHNOLOGY PARK DRIVE
                               WESTFORD, MA 01886
                     (Name and Address of Agent For Service)

                                 (978) 614-4000
          (Telephone Number, Including Area Code, of Agent For Service)

                              --------------------
                                   Copies to:

                              JOHN A. MELTAUS, ESQ.
                         Testa, Hurwitz & Thibeault, LLP
                                High Street Tower
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

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


===============================================================================

                         CALCULATION OF REGISTRATION FEE

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
                                                      PROPOSED          PROPOSED
                                                      MAXIMUM           MAXIMUM
TITLE OF SECURITIES TO        AMOUNT TO BE          OFFERING PRICE      AGGREGATE         AMOUNT OF
  BE REGISTERED                REGISTERED             PER SHARE       OFFERING PRICE   REGISTRATION FEE
----------------------        ------------          --------------    --------------   ----------------

NETSCOUT SYSTEMS, INC. 1999 STOCK OPTION AND INCENTIVE PLAN

OPTIONS GRANTED
---------------

Common Stock, $.001 par          155,813 shares          $10.35         $1,612,665           --
value (1)
                                 287,750 shares          $18.90         $5,438,475           --
                                  30,000 shares          $20.50           $615,000           --
                                  60,000 shares          $22.50         $1,350,000           --


OPTIONS RESERVED FOR GRANT
--------------------------

Common Stock, $.001 par        3,966,437 shares         $23.875        $94,698,684              --
value (2)

         TOTAL:                4,500,000 shares            --         $103,714,824         $28,833
                               =========                               ===========          ======


===============================================================================

      (1) Based on options to purchase 533,563 shares of NetScout Systems, Inc.'s Common Stock granted as of November 15, 1999 under the NetScout Systems, Inc. 1999 Stock Option and Incentive Plan (the "Plan"). All of such shares are issuable upon the exercise of outstanding options to purchase the number of shares at the exercise price listed above. Pursuant to Rule 457(h)(1), the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised.

      (2) None of such shares are subject to outstanding options. The exercise price of such options shall be determined at the time of grant. Accordingly, pursuant to Rule 457(h)(1), the price of $23.875 per share, which is the average of the high and low prices reported on the Nasdaq National Market on November 11, 1999, is set forth solely for purposes of calculating the filing fee.

         This Registration Statement registers additional securities of the same class as other securities for which a Registration Statement on Form S-8 (No. 333-88131) relating to NetScout's 1999 Employee Stock Purchase Plan is effective. Pursuant to General Instruction E of Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

ITEM 8.  EXHIBITS.

EXHIBIT NO.                 DESCRIPTION OF EXHIBIT

       4.1                  Third Amended and Restated Certificate of
                            Incorporation of the Registrant (filed as Exhibit
                            3.3, 4.1 to the Company's Registration Statement on
                            Form S-1 (No. 333-76843) and incorporated herein by reference)

       4.2                  Amended and Restated By-Laws of the Registrant
                            (filed as Exhibit 3.5, 4.2 to the Company's
                            Registration Statement on Form S-1 (No. 333-76843) and incorporated herein by reference)

       4.3                  NetScout Systems, Inc. 1999 Stock Option and
                            Incentive Plan, as amended (filed as Exhibit 10.2 to the Company's Registration Statement on Form S-1
                            (No. 333-76843) and incorporated herein by reference)

       5                    Opinion of Testa, Hurwitz & Thibeault, LLP

      23.1                  Consent of Testa, Hurwitz & Thibeault, LLP
                            (included in Exhibit 5)

      23.2                  Consent of PricewaterhouseCoopers LLP

      24 Power of Attorney (included as part of the signature page of this Registration Statement)


                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Westford, in the Commonwealth of Massachusetts, on this 15th day of November, 1999.

                               NETSCOUT SYSTEMS, INC.

                               By: /s/ Charles W. Tillett
                                   ------------------------------------------
                                   Charles W. Tillett

                                   Vice President, Finance and Administration and Chief Financial Officer

                        POWER OF ATTORNEY AND SIGNATURES

         We, the undersigned officers and directors of NetScout Systems, Inc., hereby severally constitute and appoint Anil K. Singhal, Narendra Popat and Charles W. Tillett, and each of them singly, our true and lawful attorneys, with full power to them and each of them singly, to sign for us in our names in the capacities indicated below, any amendments to this Registration Statement on Form S-8 (including post-effective amendments), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, and generally to do all things in our names and on our behalf in our capacities as officers and directors to enable NetScout Systems, Inc., to comply with the provisions of the Securities Act of 1933, as amended, hereby ratifying and confirming our signatures as they may be signed by our said attorneys, or any of them, to said Registration Statement and all amendments thereto.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

             SIGNATURE                                       TITLE                                   DATE

/s/ Anil K. Singhal
----------------------                Chief Executive Officer and Chairman of the Board        November 15, 1999
Anil K. Singhal                       (Principal Executive Officer)

/s/ Narendra Popat
----------------------                President, Chief Operating Officer and Director          November 15, 1999
Narendra Popat

/s/ Charles W. Tillett
----------------------                Vice President, Finance and Administration and           November 15, 1999
Charles W. Tillett                    Chief Financial Officer
                                      (Principal Financial and Accounting Officer)

/s/ Joseph G. Hadzima, Jr.
----------------------                Director                                                 November 8, 1999
Joseph G. Hadzima, Jr.

/s/ Kenneth T. Schiciano
----------------------                Director                                                 November 15, 1999
Kenneth T. Schiciano

/s/ Richard J. Egan
----------------------                Director                                                 November 15, 1999
Richard J. Egan


                                  EXHIBIT INDEX


EXHIBIT NO.                 DESCRIPTION OF EXHIBIT

       4.1                  Third Amended and Restated Certificate of
                            Incorporation of the Registrant (filed as Exhibit
                            3.3, 4.1 to the Company's Registration Statement on
                            Form S-1 (No. 333-76843) and incorporated herein by reference)

       4.2                  Amended and Restated By-Laws of the Registrant
                            (filed as Exhibit 3.5, 4.2 to the Company's
                            Registration Statement on Form S-1 (No. 333-76843) and incorporated herein by reference)

       4.3                  NetScout Systems, Inc. 1999 Stock Option and
                            Incentive Plan, as amended (filed as Exhibit 10.2 to the Company's Registration Statement on Form
                            S-1 (No. 333-76843) and incorporated herein by reference)

       5                    Opinion of Testa, Hurwitz & Thibeault, LLP

      23.1                  Consent of Testa, Hurwitz & Thibeault, LLP
                            (included in Exhibit 5)

      23.2                  Consent of PricewaterhouseCoopers LLP

      24 Power of Attorney (included as part of the signature page of this Registration Statement)
